[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.57

Restated and Amended

Toll Manufacturing Agreement

by and among

Gilead Sciences Limited

Unit 13, Stillorgan Industrial Park

Blackrock, Co. Dublin, Ireland

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

USA

and

ALTANA Pharma Oranienburg GmbH

Lehnitzstr. 70-98

16515 Oranienburg

Germany

RESTATED AND AMENDED TOLL MANUFACTURING AGREEMENT

This Restated and Amended And Restated Clinical and Commercial Supply Agreement (the “Agreement”) is entered into and made effective as of November 7, 2005 (the “Effective Date”) among, on the one hand, Gilead Sciences Limited., an Irish limited Company (“GSL”), whose registered address is Unit 13, Stillorgan Industrial Park, Blackrock, Co. Dublin, Ireland, and Gilead Sciences, Inc, a Delaware corporation (“GSI”) with its principal office located at 333 Lakeside Drive, Foster City, CA 94404, USA (Gilead World and Gilead Sciences collectively, “GILEAD”), and, on the other hand, Altana Pharma Oranienburg GmbH, a German corporation (“APO”) having its principal place of business at Lehnitzstrasse 70-98, 16515 Oranienburg, Germany. Gilead and APO are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, GILEAD is a biopharmaceutical company that discovers, develops and commercialises therapeutics to advance the care of patients suffering from life threatening diseases worldwide; and

WHEREAS, GILEAD and APO are currently parties to that certain Toll Manufacturing Agreement made effective as of August 1, 2003 with respect to the manufacture and supply of a Finished Product, (as defined below), GILEAD’s proprietary pharmaceutical product Viread® (tenofovir disoproxil fumarate); and

WHEREAS, GILEAD has also developed the API (as defined below) emtricitabine and has filed patents thereto and commercializes the Finished Product Truvada® (emtricitabine and tenofovir disoproxil fumarate) either by itself or through its Affiliates on a world-wide basis; and

WHEREAS, Gilead Sciences will require the manufacture and supply of both Viread and Truvada and potentially additional Finished Products in the future, and Gilead World will require the manufacture and supply of both Viread and Truvada and potentially additional Finished Products in the future for commercial distribution and sale in the Territory; and

WHEREAS, APO is interested in Manufacturing the Products (as hereinafter defined) Viread and Truvada and potentially other Products for GILEAD;

WHEREAS, the Parties desire to restate and amend the current Toll Manufacturing Agreement to extend and modify their arrangements for manufacture and supply by APO of Viread for GILEAD, to provide for manufacture and supply by APO of Truvada for GILEAD, and to contemplate potential additional Bulk and/or Finished Products to be included.

NOW, THEREFORE, the Parties thereby agree as follows:

DEFINITIONS

(A)	“Affiliate” of a Party shall mean a corporation or other corporate entity that owns, is owned by or is under common direct or indirect ownership with such Party, where “own”, “owned” and “ownership” refer to ownership of over fifty percent (50%) of the voting shares or other voting interest of such entity or the ability to control or direct management of such entity.

(B)	“API” shall mean the active pharmaceutical ingredient(s) supplied by Gilead to be used by APO in the Manufacture of a Product as stated in a Product Appendix;

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(C)	“[ * ]” shall mean, for an API, the [ * ] as identified as such in the applicable Product Appendix that shall be subject to [ * ] by APO pursuant to Section 2.7 [ * ].

(D)	“Annual Contract Order” shall mean contract orders of Gilead to APO defining commercial subjects, which are agreed between both parties and are up-dated on annual basis. These subjects include capacity agreements as Minimum Purchase Quantities, Capacity Forecast, Reserve Capacity and agreements on pricing as Supply Prices, Idle Capacity Cost and Reserve Capacity Cost.

(E)	“Bulk Product(s)” shall mean one or more APIs in finished form as coated tablet(s) in bulk, unlabelled after completion of all processing stages up to, but not including, final packaging as identified in a Product Appendix, having the relevant Specifications contained in Schedule “B” attached hereto;

(F)	“cGMPs” shall mean current Good Manufacturing Practices regulations promulgated by the EU Regulatory Agencies or the FDA, in respect of medicinal products as well as by the Quality Agreement, each in their respective current versions;

(G)	“Components” means, collectively, raw materials, excipients and ingredients, required to be used in order to produce the Product in accordance with the Specifications, other than the API, as set forth in Product Appendices.

(H)	“Confidential Information” shall have the meaning given such term in Section 15.1.

(I)	“Controlled” means, with respect to a patent, know-how or any other item of intellectual property, owned by or licensed to a Party with the ability to sublicense it to the other Party in accordance with this Agreement, without violating or breaching any agreement with any third party.

(J)	“EU Regulatory Agency” shall mean the Regulatory Agency of the European Union or their national equivalents;

(K)	“Facility” shall mean the Manufacturing location for the Product of APO at [ * ];

(L)	“FDA” shall mean the U.S. Food and Drug Administration, or any successor agency.

(M)	“Finished Product(s)” shall mean the fully packaged Product with all necessary product information leaflets, i.e. SPC in the saleable form as approved by the relevant regulatory authority in the Territory

(N)	“Inventory” means all inventories of Components and work-in-process produced or held by APO in connection with the Manufacture of the Product in accordance with the Specifications, but, for greater clarity, does not include the API;

(O)	“Know-how” shall mean the information and know-how necessary for the Manufacturing of the Product to the exclusion, however, of the manufacturing know-how for the API;

(P)	“Manufacture” or “Manufacturing” shall mean the converting of API supplied by GILEAD or its appointee into Product by APO at the Facility, including the required analyses and testing of API and such Products, and the packaging and dispatch labeling of such Product for shipment to GILEAD or its appointee, to the exclusion of the manufacture of API by APO.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(Q)	“Marketing Authorization” means the authorization to market Finished Product in a jurisdiction issued by the appropriate Regulatory Agency in such jurisdiction.

(R)	“Product” shall mean a bulk or packaged pharmaceutical product set forth in the product appendices.

(S)	“Product Appendix” means a Product-specific appendix to this agreements setting forth the information specified for a Product Appendix in this Agreement and any other relevant information for such Product as agreed by the Parties.

(T)	“Quality Agreement” shall have the meaning set forth in Section 3.5.

(U)	“Release Documents” means the documentation specified pursuant to Sections 2.2.3 and 2.2.4 of the Quality Agreement that is required for GILEAD to release a batch of Product and authorize shipment thereof.

(V)	“Specification(s)” shall mean all Manufacturing, (primary) packaging, quality assurance and release specifications in regards to Products set forth in Schedule “C” and in regards to API set forth in individual Product Appendices; such Specifications shall be supplied by GILEAD at its sole responsibility;

(W)	“Term” shall have the meaning set forth in Section 4;

(X)	“Territory” shall mean all the countries of the world in which GILEAD has as of the Effective Date notified APO or in the future notifies APO, that Finished Products shall be marketed, subject to Section 1.5;

(Y)	“Year” shall mean the twelve month period commencing, in the case of the first Year (regarding the remaining months) of this Agreement, on the Effective Date, and thereafter commencing upon completion of the immediately preceding Year;

(Z)	“Working Day(s)” shall mean any working day (with the exclusion of Saturday and Sunday) on which banks are normally open in USA, and in Germany for the transaction of business;

SECTION 1

PRODUCT SUPPLY COMMITMENTS

1.1 General. During the term of this Agreement, APO shall Manufacture and supply to GILEAD the Product at the prices (the “Supply Price(s)”) indicated in Annual Contract Orders (such prices being subject to adjustment in accordance with the terms hereof), and GILEAD agrees to purchase from APO the Products, subject to all other terms and conditions of this Agreement, at the Supply Prices shown.

1.2 Acceptance of Facility by Regulatory Agencies in General. Such supply and purchase obligations shall be conditional upon acceptance of the Facility by the regulatory authorities of the Territory. With the effective date of [ * ], the EMEA has granted APO a manufacturing authorization to Manufacture the Product.

1.3 Acceptance of Facility by Regulatory Agencies of the European Community. APO represents and warrants that it is the holder of the Manufacturing authorization pursuant to Directive 75/319/EEC (as amended) and any implementation of it under the laws of Germany for the manufacturing of certain solid pharmaceutical products at its Facility.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.4 Manufacturing of Product for other countries. GILEAD may elect to expand the Territory to include additional countries and have APO Manufacture Product for such additional countries, upon which terms and conditions are to be agreed. In such case, GILEAD shall inform APO of such intention in writing and duly in advance; the Parties shall determine the possible consequences of the Manufacture of the Product for the existing Territory, and they shall initiate the necessary steps to apply to a regulatory agency for approval of Manufacture of the Product to be placed on that market and to comply with the applicable laws and regulations.

SECTION 2

SUPPLY OF API

2.1 Supply of API by GILEAD. GILEAD or an Affiliate of GILEAD shall supply, or arrange for the supply by their contract manufacturers of, API to APO for the Manufacture of Product and APO shall Manufacture Product exclusively from API supplied by GILEAD, an Affiliate of GILEAD, or a contract manufacturer thereof. In respect of the supply of API, the Parties agree as follows:

2.2 Timely Supply. GILEAD undertakes by itself or through an assignee to timely supply API directly to the Facility as further provided hereinafter. APO shall be under no duty to Manufacture the Products (including validation batches), nor meet delivery dates provided in the Binding Orders, to the extent that GILEAD does not supply API in a timely fashion, whether said supply is provided by GILEAD or a permitted appointee of GILEAD.

2.3 Conditions of Supply and Delivery. GILEAD undertakes to supply API to APO [ * ]. All the API provided by GILEAD shall be properly packed, marked, sealed and [ * ] (Incoterms 2000) in accordance with GILEAD’s shipping and packing instructions and with APO’s instructions for delivery, provided that at GILEAD’s request and expense, APO will provide reasonable assistance in arranging for any necessary import clearance and licenses. Delivery of API shall be made at the Facility between 9.00 a.m. and 4.00 p.m. during Working Days.

2.4 Certification and Incoming Inspection of API. The API delivered by GILEAD or its permitted appointee shall be in compliance with the Specifications and any other legal requirements and shall be accompanied by a Certificate of Analysis and a Certificate of Compliance. GILEAD will include the information about gross weight, net weight and tare weight on the label of each barrel of API. APO agrees to inspect the API delivered and to check it solely for identity, quantity and conformity with the bill of lading and, as far as reasonably possible, any damages suffered during shipping and any other obvious defects of the API delivered within [ * ] following receipt. APO will check the gross weight of each barrel within such [ * ] period and will confirm the net weight of each barrel in the course of performing the API weighing process for production orders.

2.5. Failure of API to satisfy Incoming Inspection. If the API delivered by GILEAD or its permitted appointee to APO fails the inspections to be carried out during the [ * ] following receipt as provided under Section 2.4 above, due to a discrepancy from the bill of lading due to lack of identity or a difference in gross weight, or to physical damages or other obvious defects, APO undertakes to notify GILEAD without undue delay in writing. GILEAD shall, upon receiving such written notice from APO, use [ * ] efforts to replace the rejected API as soon as reasonably possible; in any event, the provisions of Section 2.9 shall apply.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.6. Title to API. All API (whether being held for Manufacture or in the process of Manufacture) supplied to APO by GILEAD or by a permitted appointee of GILEAD in accordance with this Agreement shall at all times be and remain the property of GILEAD, and shall be treated by APO in all respects as such, and shall be stored and handled in a manner to prevent contamination by other drugs and chemicals and in accordance with GILEAD’s instructions as set forth in the Product Appendices, which GILEAD may update from time to time with APO’s approval, not to be unreasonably withheld.

2.7 API Lost or Destroyed. APO shall compensate GILEAD for any API lost or destroyed during the storage of API, or during the Manufacture or storage of the Product[ * ] which will be set forth in accordance with Schedule “F” hereto, at the price defined in the applicable Product Appendix, [ * ]. In any event, it remains understood and agreed between the Parties that APO [ * ] or is otherwise due to [ * ] as likewise set forth under the applicable Product Appendix. Upon a determination that API has been lost or destroyed such that APO is required to compensate GILEAD, APO shall[ * ].

2.8. Defects of Product attributable to Defective API. With respect to defects of the Product attributable to defective API, the provisions of Section 8.5 of this Agreement shall apply.

2.9. Delays in Delivery of API or Replacement Deliveries of API pursuant to Section 2.2. If GILEAD should fail to make timely delivery of API, or of a replacement delivery of API, to APO, the provisions of Section 2.1 hereof shall apply and APO shall not be liable for any breach of its obligations hereunder due to such events caused by GILEAD, provided, however, that APO shall be liable for any breach of its obligations due to failure to properly and timely inspect API pursuant to Section 2.4.

2.10 Destruction of Defective API. If API in the possession of APO is determined by the Parties to be defective, then APO will destroy it in compliance with GILEAD’s instructions and applicable laws, rules and regulations[ * ].

SECTION 3

MANUFACTURING LICENSE; MANUFACTURING PRODUCT BY APO

3.1 Manufacturing License. In relation to the grant of the Manufacturing license by GILEAD to APO for purposes of this Agreement, the Parties agree as follows:

3.1.1 Grant of Manufacturing License. GILEAD grants APO a non-exclusive, royalty-free, non-sublicensable, non-transferable license for the entire term of this Agreement, under all patents Controlled by GILEAD that, but for the grant of this license, would be infringed by the Manufacture by APO of Product in accordance with this Agreement, and under all Know-how Controlled by GILEAD that is necessary or reasonably useful to the Manufacture by APO of Product in accordance with Agreement, to Manufacture the Product at the Facility for the sole purpose of supply for the Territory of the Product so Manufactured to GILEAD, an Affiliate, or one of their contract manufacturers of Finished Product, indicated to APO in writing duly in advance, in accordance with the terms and provisions of this Agreement. APO shall be responsible for the Manufacture of Product.

3.1.2 Transfer of Manufacturing and Quality Control Procedures. To the extent reasonably necessary for the exercise by APO of the rights granted by GILEAD under Section 3.1.1 hereof and to the extent not already performed pursuant to Section 3.2 hereof, GILEAD shall make available to APO all Manufacturing and quality control procedures, including the related Know-How of GILEAD and all the other information, necessary to carry out the contracted operations correctly in accordance with the Marketing Authorizations and any other legal requirements.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.2 Validation and other Implementation Work Costs. The validation of the manufacturing process of Product and of the analytical methods is already performed. If further validation work will be necessary, it will be charged to GILEAD based on the then-current daily rates[ * ].

3.3 Manufacturing Standards. In the Manufacturing of the Product, APO agrees to adhere to (i) the quality standards and testing methods of GILEAD indicated in the Specifications; (ii) the Quality Agreement; (iii) any other condition provided under the Manufacturing Authorisation and the Marketing Authorisation; (iv) the cGMPs; as well as (v) any additional manufacturing standards agreed upon by the Parties in writing. Subject to what is provided under Section 10.2 below, APO agrees not to unreasonably withhold its consent to the implementation of any such additional manufacturing standards [ * ].

3.4 Manufacturing Capacity. During the Term of this Agreement, APO agrees to use [ * ] efforts to allocate sufficient Manufacturing resources in order to meet GILEAD’s requirements of the Product scheduled for delivery in accordance with Section 5 and 6 hereof. Nothing in this Section 3.4 is intended to negate APO’s obligations to fulfil Binding Orders accepted pursuant to Section 6.3 or to prevent GILEAD from submitting aggregate Binding Orders that APO will accept, if otherwise properly submitted, for a calendar year for the applicable Yearly Minimum Volume.

3.5 Quality Agreement. The Parties and/or their respective Affiliates have entered or will enter into one or more agreements collectively covering all products containing the policies, procedures, and standards by which the Parties will coordinate and implement the operational and quality assurance activities and regulatory compliance objectives contemplated under this Agreement, with Gilead Sciences performing responsibilities for itself and on behalf of Gilead World (“Quality Agreements”).

SECTION 4

TERM AND RENEWAL

This Agreement shall be effective after having been signed by both Parties and shall continue in force and effect thereafter for a period of [ * ] (the “Initial Term”). After this period the term of the Agreement is extended automatically [ * ], if the Agreement is not terminated [ * ] in advance by one Party in written form (first possible date of notice of termination[ * ].)

SECTION 5

YEARLY MINIMUM VOLUMES OF PURCHASES

LONG TERM FORECASTS FOR PRODUCT

5.1. Minimum Volumes of Purchases. GILEAD undertakes to guarantee the yearly minimum volumes of purchases of Products to be Manufactured by APO as laid down in the Annual Contract Order set forth in Schedule “A”. The Parties will agree in good faith on yearly volumes for subsequent years on an annual basis [ * ]. In the event that Gilead does not order product to fully utilize the capacity allocated, APO will invoice Gilead for idle capacity as defined in Schedule A, Annual Contract Order

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.2. Long Term Rolling Forecast for Product. Subject to what is provided under Section 5.1, for the entire term of the Agreement, within the first [ * ] Working Days of each calendar month (“M”), GILEAD shall submit to APO its updated written long term rolling forecast for Bulk Product/Finished Product, (hereinafter the “Long Term Rolling Forecast for Product”) showing GILEAD’s estimated requirements for the Product to be produced and delivered to GILEAD during the following [ * ] period beginning with such month M. The forecast for months M+[ * ] through M+[ * ] shall be non-binding.

SECTION 6

PURCHASE ORDERS

6.1 Binding Orders for Product. Within the first [ * ] Working Days of each month M, GILEAD shall submit to APO its written binding orders (the “Binding Orders”) for Product to be manufactured and delivered by APO in month M+[ * ]. The Binding Orders submitted to APO shall specify GILEAD’s purchase order number, quantities of the Product, monthly delivery schedule and any other elements necessary to ensure the timely production and delivery of the Product by APO. The quantities of Product ordered in such written orders shall be firm and binding on GILEAD and shall not be subject to reduction.

6.2 Binding Orders for Product in batch size. Subject to what is provided under Section 3.4, GILEAD shall place with APO Binding Orders for Product for a full batch size or multiples thereof, as set forth in the applicable Product Appendix and modified from time to time as mutually agreed by the Parties. It is furthermore understood by the Parties, that it is foreseen, that APO shall Manufacture the Product batches in campaigns. For all Products, the campaigns should utilize the most efficient campaign size as mutually agreed by the parties. The parties will use reasonable efforts to distribute campaigns regularly and evenly over the calendar year. Therefore GILEAD shall consider this opportunity in its production planning and the following submission of its Binding Orders.

6.3 Acceptance of Binding Orders for Product by APO. APO is obliged to accept the Binding Orders placed by GILEAD pursuant to Sections 6.1 and 6.2 for as long as the quantities ordered do not exceed applicable Yearly Minimum Volume as defined in Schedule A: Annual Contract Order.

6.4 Additional Supply. APO shall use [ * ] efforts to supply Product in excess of the applicable Yearly Minimum Volume (subject to Section 3.4) and to supply Product [ * ] of GILEAD’s previous Long Term Rolling Forecast for Product for the applicable calendar year, but shall not be obligated to supply such quantities if it is not able to do so by use of [ * ] efforts, and APO shall be allowed to take into consideration in making its commercially reasonable decision to supply the quantity of the excess amounts APO’s Manufacturing capacity and other manufacturing commitments.

6.5 Addressee of Purchase Orders. All purchase orders shall be sent by GILEAD with contemporaneous telephone notification, by email or to APO to the email or fax number set forth below or identified in writing by APO:

ALTANA Pharma Oranienburg GmbH

Attention: [ * ]

email: [ * ]

Tel. No.: [ * ]

Fax No.: [ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APO will acknowledge and either accept or reject purchase orders within [ * ]

business days of receipt to the email or fax number set forth below:

Attention: [ * ]

Email: [ * ]

Tel. No.: [ * ]

Fax No.: [ * ]

6.6 Prevailing Terms. To the extent the terms of any Binding Order or acknowledgement are inconsistent with the terms of this Agreement, the terms of this Agreement shall control, and any inconsistent terms are hereby expressly rejected.

6.7 Reliance by APO. GILEAD understands and acknowledges that APO will rely on the Binding Orders submitted pursuant to this Section 6 in ordering the Components required to meet such Binding Orders. In addition, GILEAD understands that to ensure an orderly supply of such Components and to achieve economies of scale in the costs thereof, it may be desirable for APO to purchase such Components in sufficient volumes to meet the production requirements for the Product during part or all of the forecasted periods referred to in Section 5 or to meet the production requirements of any longer period as APO and GILEAD may agree to. Accordingly, GILEAD agrees that purchases may be made by APO in respect of the Components to satisfy the production requirements for the Product for forecasted periods to meet production requirements during such longer periods as may be agreed to in writing from time to time by GILEAD at the request of APO. If such Components are not included in the Products purchased by GILEAD within [ * ] after the forecasted month in respect of which such purchases have been made (or such longer period as the Parties may agree), GILEAD will pay to APO [ * ] in the event such Components are incorporated into the Products subsequently purchased by GILEAD, GILEAD will receive credit for any costs of such Components previously paid to APO by GILEAD.

SECTION 7

DELIVERY

7.1 Terms of Delivery of Product. Prior to delivery and shipment of Product, APO will send the Release Documents to GILEAD at the following email or, with prior notification by telephone by fax, as follows:

Attention: [ * ]

Address: Unit 13, Stillorgan Industrial Park, Blackrock, Co. Dublin, Ireland

email: [ * ]

Fax no: [ * ]

Tel. no: [ * ]

APO will not deliver or ship until GILEAD has released the batch and authorized shipment. GILEAD will either release or reject a batch within [ * ] of receipt of the Release Documents. Product Deliveries shall be made [ * ] (as such term is defined in the Incoterms 2000) [ * ], provided that APO shall select a commercially reasonable carrier (except as otherwise set forth below). Such title as APO has in the Products and risk of loss or of damage to the Products shall remain with APO until the Products are [ * ] at which time title and risk of loss or damage shall transfer to GILEAD in accordance with the Incoterms 2000 [ * ] clause. APO shall, in accordance with [ * ], (i) arrange for shipping and insurance, to be paid by [ * ] and (ii) at [ * ] risk and expense, obtain any export license or other official authorization and carry out all customs formalities necessary to export the Products. GILEAD, at its election, may select the

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

freight carrier used by APO to ship the Products, informing APO of the name thereof reasonably in advance, and may monitor APO’s shipping and freight practices as they pertain to this Agreement. Transport conditions shall be based upon GILEAD’s instructions for the transportation of the Products.

7.2 Accompanying Documentation. With each shipment of Product, APO shall provide GILEAD with the appropriate documentation, including but not limited to bills of lading, certificate of analysis and certificate of compliance. APO undertakes, with prior notification by telephone, to email or fax to GILEAD a copy of each bill of lading to the attention of the following employee of GILEAD or as otherwise instructed by GILEAD in writing duly in advance:

Attention: [ * ]

Address: Unit 13, Stillorgan Industrial Park, Blackrock, Co. Dublin, Ireland

email: [ * ]

Fax no: [ * ]

Tel. no: [ * ]

7.3 Short Deliveries. Subject to what is provided under Section 8.2.4 below, acceptance by GILEAD of deliveries falling short of the quantities ordered and confirmed by APO shall be without prejudice to GILEAD’s rights in relation to any such shortage.

SECTION 8

DEFECTIVE PRODUCT

8.1 Defective Products. Quantities of the Product shall be deemed to be defective if such quantities do not comply with APO’s warranties under Section 13.1 hereof (the “Defective Product(s)”) and, in relation to any such non-compliance with APO’s warranties under Section 13.1 (the “Defect(s)”).

8.2 GILEAD’s Duties to inspect and confirm; Implied Waiver. GILEAD agrees to inspect and confirm incoming shipments of Product as follows:

8.2.1 Incoming Inspection. GILEAD shall inspect, or cause its Affiliates or manufacturers to inspect, Product supplied by APO for transport damages, completeness, compliance as to quantity or timing as stated in the Binding Orders and, as far as reasonably possible, any other obvious defects within [ * ] following receipt; GILEAD shall give APO written notice of all claims for any such obvious defect within such [ * ] period.

8.2.2 Additional Quality Control Procedures. Thereafter, GILEAD may perform quality control procedures to be agreed between the Parties in writing with respect to Products supplied by APO no later than [ * ] after receipt of the delivered Products in order to check if the delivered Products meet the Specifications.

8.2.3 Notification of Defects. GILEAD shall inform APO by prompt written communication (telex, fax) of any Defect as hereinafter defined, in any event such notice to be received by APO in case of defects due to a discrepancy from the bill of lading due to lack of identity or a difference in gross weight, or to physical damages, other obvious defects, or defects that reasonably should be detected by any additional quality control procedures that GILEAD may perform under Section 8.2.2 (“Detectable Defects”), within [ * ] of receipt of the Product, and, in case of other Defects, i.e. those not reasonably detectable by the inspections in Section 8.2.1 or the procedures carried out pursuant to Section 8.2.2 (“Non-Detectable Defects”), within [ * ] of discovery by GILEAD. Any such notification of defects shall be made by notice given by courier

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

under the following address, or, with contemporaneous telephone notification, by either fax to the number given below or email to the address below:

ALTANA Pharma Oranienburg GmbH

Quality Control Dept.

[ * ]

[ * ]

Germany

Attention:	[ * ]
Tel.	No.: [ * ]
Fax	No.: [ * ]
email:	[ * ]

8.2.4 Implied Waiver. Failure of GILEAD to inspect or to perform agreed quality control procedures, and to notify in writing APO in the relevant time periods specified in Sections 8.2.1, 8.2.2 and 8.2.3 above of any Detectable Defect, or to notify in writing APO within the pertaining time period specified in Section 8.2.3 above of any Non-Detectable Defect after its discovery, shall constitute a waiver of any rights relating to such Defects, unless otherwise agreed in writing.

8.3 Disagreement as to Defects. In the event of a disagreement between APO and GILEAD in respect of any Defects of the Product, GILEAD and APO shall conduct a joint investigation in accordance with GILEAD’s and APO’s quality control procedures governing the re-testing of the Product, in order to determine if any Product has a Defect. Should the Parties fail to agree within [ * ] days after receipt of GILEAD’s deficiency notice delivered to APO pursuant to Section 8.2.1 and/or Section 8.2.3 above as to whether any Product identified in such GILEAD’s notice has a Defect, the Parties shall submit a representative sample of the rejected Product to an independent laboratory acceptable to both Parties for testing under GILEAD’s quality control procedures. The findings of such third party laboratory shall be binding upon the Parties, and if such evaluation certifies that any Product is Defective, Sections 8.4, 8.5 and 8.6 below shall apply. The fees and expenses of such Third Party laboratory shall be borne by the Party against whom the finding is made.

8.4 Remedies in relation to Defective Products. Subject to Section 8.5 and subject to appropriate notification of GILEAD of potential Defects in Products in accordance with Section 8.2 above and to a confirmation of any such Defects in accordance with Section 8.3 above due to APO’s failure to produce the Products in compliance with the Specifications and with any other warranties as specified in Section 1.1 below, APO shall forthwith after receiving written request thereof from GILEAD (i) in case of a visible Defect, sort the rejected Product from any non-rejected Product (ii) in case of any Defect, whether visible or not, replace the rejected Product in the next available campaign. GILEAD shall supply APO with the additional API for new batches at no additional costs for APO, provided that API quantities used to Manufacture such Defective Product shall be subject as applicable to the compensation provisions of Section 2.7. If GILEAD reasonably determines after consultation with APO that the timing of any projected replacement by APO of rejected Product during the next available campaign may cause GILEAD to have insufficient inventories of Product to meet its requirements for Product, GILEAD shall have the right to have another supplier provide such replacement batch of Product. Subject to the other provisions of this Agreement, GILEAD’s remedies under this Section 8.4 shall be cumulative with other remedies it may have under this Agreement.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.5 Defects of Product attributable to Deficiencies of API. Subject to what is provided under Section 2 above, APO shall have no responsibility for any Defects in the Products which are due to deficiencies of API provided that such Defects are not attributable to APO’s breach of its obligations to inspect the API delivered in accordance with Section 2.4 above.

8.6 Destruction of Defective Product. If Product in the possession of APO is determined by the Parties to be defective, then APO will destroy it in compliance with GILEAD’s instructions and applicable laws, rules and regulations, with APO to bear the expenses thereof unless the defect was determined to be due to API defects pursuant to Section 8.5.

8.7 Limitation of Liability. Except in the circumstances where APO has failed to comply with the Specifications and any other warranties as specified in Section 1.1, APO shall not be liable or have any responsibility for any deficiencies in, or other liabilities associated with, any Product manufactured by it, including, without limitation, any deficiencies contained in the formulae and procedures specified by GILEAD in the Specifications and effects deriving from compliance with legal requirements as specified in Section 1.1, or which are connected to the safety, efficacy or marketability of the Products or any distribution risk.

8.8 Consequential Damages. Neither Party shall be liable to the other for any consequential damages, except in the case of Party’s gross negligence or intentional misconduct.

SECTION 9

API OR PRODUCT SHORTFALLS

If at any time during the Initial Term and any extension of this Agreement, APO is or expects that it will be unable to satisfy GILEAD’ requirements of Product, in full or in part, or GILEAD is or expects that it will be unable to satisfy APO’s requirements of API, then that Party shall promptly notify the other Party, detailing the extent to which it will not meet such requirements. Nothing in this Section 9 is intended to relieve a Party of its other obligations under this Agreement.

SECTION 10

MANUFACTURING COMMITTEE

10.1 Manufacturing Committee. The Parties shall form a committee on the Effective Date to address Manufacturing issues as set out in Clause 10.4 relating to Product Supplies to Gilead. Gilead and APO shall designate an equal number of representatives with appropriate expertise to serve as members of the Manufacturing Committee. A Party may replace its representatives serving on the Manufacturing Committee from time to time by written notice to the other Party specifying the prior representative(s) to be replaced and the replacement(s) therefor. Gilead and APO shall select one (1) such person each to serve as joint chairpersons of the Manufacturing Committee. The joint chairpersons of the Manufacturing Committee shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and issuing minutes of each such meeting within thirty (30) days thereafter.

10.2 Meetings. The Manufacturing Committee shall hold meetings at such times and places as it elects to do so, but in no event shall it hold meetings less frequently than once every [ * ]. Meetings may be held by audio or video teleconference with the consent of each Party, provided that at least [ * ] shall be held in person unless agreed otherwise between the Parties. Each Party shall be responsible for all of its own expenses of participating in the Manufacturing Committee. Meetings shall be effective only if at least one (1) representative of each Party is present or participating.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.3 Roles. Except as otherwise expressly provided, the role of the Manufacturing Committee shall be advisory, with the goal of serving as a forum for the sharing of information and for the purpose of preventing, or informally resolving (if they are able to facilitate mutual agreement between the Parties) disputes between the Parties. The Manufacturing Committee shall have solely the powers assigned to it in Clause 10.4 of this Agreement. The Manufacturing Committee shall not have any power to amend, modify or waive compliance with this Agreement. The Manufacturing Committee shall operate as to matters within its jurisdiction by consensus, as provided in this Clause 10.3.

10.4 The Manufacturing Committee shall:

(A)	evaluate factors such as Manufacturing risk and Gilead’s needs for supply of Products based on Forecast Schedule and Forecasts, and, if the Manufacturing Committee determines that such Manufacturing risks or forecasts necessitate an increase in production, then the Manufacturing Committee shall investigate the process of qualifying new equipment or scale for the Manufacture of Product.

(B)	agree, plan and implement appropriate changes to APO’s Manufacturing capacity, which may include arranging for and qualifying new equipment for the Manufacture of Product, to enable Gilead to meet its needs for Product as indicated by Gilead’s Forecast Schedules and Forecasts in accordance with this Agreement, and determine the allocation between the Parties of the costs of such changes.

(C)	discuss, consider and, if appropriate, implement supply and demand measures as the Parties agree are appropriate to promote the objectives of this Agreement;

(D)	review and discuss opportunities for the Parties to identify and implement Improvements;

(E)	perform such other functions as appropriate to further the purposes of this Agreement.

SECTION 11

PRICING AND CHANGES

11.1 Supply Price. APO shall Manufacture and supply the Product to GILEAD at the Supply Price set forth in the product specific appendix. Subject to Section 11.2, the Supply Price shall be in force during the Initial Term of this Agreement.

No later than [ * ] APO shall be entitled to request an adjustment to the fees for the applicable Component costs and processing fees in respect of Product for increases in manufacturing costs [ * ]. Adjusted fees will apply prospectively to fees for the following annual period.

11.2 Changes in Manufacturing, Quality Control and Packaging of the Product. With respect to any changes of the Manufacturing, quality control and packaging of the Product (hereinafter collectively referred to as “Change(s)”), the Parties agree with respect to the implication on the Supply Price as follows:

11.2.1 Changes requested by GILEAD. If GILEAD requests a Change which would result in an increase in APO’s costs for Components or for manufacturing, controlling or

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

packaging the Product, the Parties shall discuss in good faith what impact, if any, such Change will have on the Supply Price of the Product, and APO shall propose in good faith a proposal that states the price change due to implementation of such a Change. If GILEAD should accept a proposed price change, the proposed Change shall be implemented, and the price change shall become effective only with respect to those orders of the Product which are manufactured in accordance with the revised Specifications. Unless a proposed Change would cause [ * ] disruption to APO’s other operations at the Facility, APO will be obligated to implement such Change if GILEAD accepts APO’s good faith proposal for a price change. Notwithstanding any Change in the Specifications implemented in accordance with the preceding terms of this Section 11.2.1, GILEAD agrees to purchase [ * ] the Product manufactured by APO based upon any Binding Order relying on “old” Specification at the “old” price for those Product. In addition, GILEAD agrees to purchase [ * ] Components and Inventory utilized under the “old” Specifications and purchased or maintained by APO in order to fulfill Binding Orders in accordance with Section 6 of the Agreement, to the extent that such Components and Inventory can no longer be utilized under the revised Specifications. Open purchase orders for Components no longer required under any revised Specification which were placed by APO with suppliers in order to fulfill Binding Orders in accordance with Section 6 of the Agreement shall be cancelled where possible, and where such orders are not subject to cancellation without penalty, shall be assigned to and satisfied by GILEAD.

11.2.2 Other Required Changes. In any event, should a Change become necessary in order to allow APO to guarantee the performance of the activities in a state of the art way or to comply with new provisions or compulsory requests of the regulatory authorities or, in any event, with APO’s obligations under this Agreement, APO shall immediately inform GILEAD accordingly and the provisions set forth in Art. 11.2.1 above shall apply, provided, however, that if such Change is not specific to the Product but instead relates to compliance of the Facility or APO’s general procedures with GMP, any increased costs to APO would be allocated equitably and consistently across [ * ] products manufactured by APO at the Facility.

11.2.3 GILEAD shall be entitled to ask for an adjustment on prices in case of significant cost savings for the manufacture of Products. The parties will negotiate these possible cost benefits in good faith and APO shall transfer [ * ] of the cost savings to Gilead after realisation by decreasing the Supply Price of Products respectively

11.3 Capital Expenditures and Equipment. The Parties’ responsibilities and obligations under this Agreement for capital expenditures and equipment of GILEAD to be obtained and located at the Facility for purposes of manufacture and supply of Products pursuant to this Agreement shall be as set forth in Schedule G attached hereto.

SECTION 12

PAYMENT

12.1 Invoicing. APO shall issue invoices for the payment due from GILEAD for Product shipped to GILEAD, and all invoice amounts shall be expressed, and all payments made in Euros.

12.2 Payment. Payment shall be made by GILEAD to APO within [ * ] of the date of each invoice sent pursuant to Section 7.2.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.3 Currency. Unless otherwise agreed, all monetary amounts are expressed in this Agreement in Euros.

SECTION 13

GENERAL INFORMATION DUTIES

General Duties to inform. Each Party to this Agreement shall keep the other Party fully informed of any notification or other information, whether received directly or indirectly which might affect the marketability, safety or effectiveness of the finished drug product or which might result in the recall or seizure of the registration / market validation lots.

SECTION 14

WARRANTIES

14.1 Representations and Warranties of APO. APO makes the following representations and warranties with respect to the Product sold hereunder: (i) the Product shall be of merchantable quality and shall fully comply with all Specifications; (ii) In Manufacturing the Product, APO shall adhere to (a) the quality standards and testing methods of GILEAD set forth in the Specifications; (b) the Quality Agreement; (c) any other condition provided under the Manufacturing Authorization and the Marketing Authorization; (d) the cGMPs; (e) any other applicable laws, rules and regulations applicable to manufacture of in territories where Finished Product is to be marketed, as notified by GILEAD; (f) any additional manufacturing standards agreed upon by the Parties; as well as (g) the Binding Orders.

14.2 Limitation of Warranty. The above stated warranty does not apply in the event of improper storage and/or improper handling of the Product by GILEAD or by any third party.

14.3 Authority. Each Party represents and warrants that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.

14.4 Formulae. GILEAD represents and warrants that the Specifications for the Product are its property and that GILEAD may lawfully disclose such Specifications to APO. GILEAD further represents and warrants that any trademarks utilized by APO in connection with the Product are its property and may be lawfully used as directed by GILEAD. GILEAD further represents and warrants that the Specifications for the Product conform to all applicable laws and regulations, and that the Product if labeled and formulated in accordance with such Specifications and Manufactured in compliance with this Agreement (i) may be lawfully sold and distributed in every jurisdiction in which GILEAD markets the Product, (ii) will be fit for the purpose intended, and (iii) subject to labeling and application in accordance with applicable laws will be safe for human consumption.

SECTION 15

INDEMNIFICATION

15.1 Indemnification by APO. APO shall indemnify, defend and hold harmless GILEAD, its officers, directors, agents, servants, and employees from and against any and all third party claims, demands, actions, suits or proceedings (“Third Party Claims”), arising out of APO’s breach of this Agreement (including breaches of its warranties in Section 13.1) or APO’s negligence or willful misconduct in activities under this Agreement, and from and against all losses, damages, judgments, liabilities, costs and expenses (including reasonable legal expenses) (“Losses”) resulting from such Third Party Claims, except in each case to the extent GILEAD has an

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

obligation of defense or indemnity with respect to such Loss or Third Party Claim pursuant to Section 14.2. GILEAD shall not settle any such Third Party Claim without the prior written approval of APO, and APO shall have the right, if it so wishes, to conduct negotiations to settle, settle or to conduct any litigation arising out of, any such Third Party Claim. GILEAD shall provide prompt written notice of any such Third Party Claim to APO and shall reasonably co-operate in the defense and/or settlement of any such Third Party Claim at APO’s request and expense.

15.2 Indemnification by GILEAD. GILEAD shall indemnify, defend and hold harmless APO, its officers, directors, agents, servants, and employees from and against any and all Third Party Claims arising out of (i) GILEAD’s breach of this Agreement (including breaches of its warranties in Section 13.4), (ii) for shipments of Product, the manufacture, use, import, offer for sale, sale, distribution, testing, handling, transport or disposal of Bulk Product or Finished Product following delivery of the relevant Product pursuant to this Agreement, or (iii) GILEAD’s negligence or willful misconduct in activities under this Agreement, and from and against all Losses resulting from such Third Party Claims except in each case to the extent APO has an obligation of defense or indemnity with respect to such Loss or Third Party Claim pursuant to Section 14.1. APO shall not settle any such Third Party Claim without the prior written approval of GILEAD, and GILEAD shall have the right, if it so wishes, to conduct negotiations to settle, settle or to conduct any litigation arising out of, any such Third Party Claim APO shall provide prompt written notice of any such Third Party Claim to GILEAD and shall reasonably co-operate in the defense and/or settlement of any such Third Party Claim at GILEAD’s request and expense.

15.3 Survival of Indemnification Obligations. The indemnification obligations set forth in this Section 14 shall survive the expiration or termination of this Agreement.

SECTION 16

CONFIDENTIALITY

16.1 General Principle. “Confidential Information” shall mean confidential or proprietary information of a Party either disclosed orally or in writing to or otherwise learned by the other Party that should reasonably be known to be confidential or proprietary to the disclosing Party, including but not limited to such Party’s: research, development, preclinical and clinical programs, data and results; pharmaceutical or biologic candidates and products; inventions, works of authorship, trade secrets, processes, conceptions, formulas, patents, patent applications, and licenses; business, product, marketing, sales, scientific and technical strategies, programs and results, including costs and prices; suppliers, manufacturers, customers, market data, personnel, and consultants. Each Party agrees to hold in strict confidence any and all Confidential Information of the other Party disclosed to it, to use such Confidential Information only for the purposes of this Agreement, and to restrict access to such Confidential Information to those persons entrusted to carry out the activities provided for hereunder and who are subject to the same secrecy obligation. Each Party will protect the confidentiality of Confidential Information of the other Party using use the same level of effort it uses to protect its own confidential or proprietary information of a similar nature but in no event less than a [ * ] level of effort.

16.2 Exceptions. Excepted from the secrecy obligations in Section 15.1 shall be any Confidential Information: (i) which is in public domain at the time of disclosure; (ii) which is published or otherwise becomes part of the public domain through no fault of the receiving Party; (iii) which was in the possession of the receiving Party at the time of disclosure as shown by prior written records; (iv) which becomes available to the receiving Party without secrecy obligations from a third party who has the right to disclose it without breach of any obligation to the other Party; (v) or, of which the receiving Party can [ * ] prove that it was independently developed by employees of the receiving Party who had no access to the Confidential Information disclosed.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.3 Required Disclosure. Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information of the other Party to the extent and to the persons or entities as required by applicable governmental law, rule, regulation or order (including to Regulatory Agencies for the purposes of this Agreement), provided that it first notifies the other Party of such disclosure requirement to enable it to seek any available Excepted from this secrecy obligation shall further be Information or Know-How which has to be disclosed to the EU Regulatory Agencies for the purposes of this Agreement or which GILEAD is entitled to disclose according to this Agreement.

16.4 Duration of Confidentiality Obligations. The confidentiality obligations of the Parties shall survive this Agreement for a period of [ * ] years.

16.5 Improvements

16.5.1 APO acknowledges and agrees that it has no proprietary intellectual property rights in or to the current manufacturing process for the Finished Product, as set forth in the Specifications. APO shall not perform any Manufacturing other than for Manufacture of Finished Product for supply to Gilead pursuant to this Agreement, and APO shall not perform any process development or otherwise attempt to modify the Manufacturing process without Gilead’s prior written consent.

16.5.2 The Parties acknowledge that they, independently or jointly, may develop improvements to the Specifications, inventions and other know-how (including without limitation data, information, processes, techniques, methods, and unpatentable inventions) in the course of fulfilling their obligations under this Agreement (“Improvements”). Subject to Section 15.5.3, (i) APO shall own all right, title and interest in and to Improvements that are general manufacturing Improvements that have application beyond manufacture and processing of [ * ] (including Finished Product and finished products incorporating [ * ] to the [ * ] (“APO Improvements”), and (ii) Gilead shall own all, right, title and interest in and to all other Improvements (“Gilead Improvements”). Each Party hereby assigns its entire right, title and interest in Improvements that are to be owned by the other Party pursuant to this Section 15.5.2, and all patents and copyrights that may be obtained thereon and trade secrets and other intellectual property rights therein (“Improvements IP”), to the other Party, and each Party will take all reasonable steps and execute and deliver all documents reasonably required for the other Party to evidence or record such assignment as applicable. Each Party shall only use in its performance under this Agreement, its employees or consultants who have agreed in writing to assign Improvements to it.

16.5.3 APO hereby grants to Gilead an irrevocable, nonexclusive, worldwide, royalty-free license under the APO Improvements and the APO Improvements IP to research, develop, make, have made, use, sell, offer for sale, import and otherwise commercialize Gilead’s (and its Affiliates’ and licensees’) products throughout the world, with the right to sublicense (through one or more tiers of sublicensees to Affiliates of Gilead, licensees with exclusive or co-exclusive commercialization rights to such products to in one or more countries, and contract manufacturers).

SECTION 17

TERMINATION

17.1 Either Party’s Right to terminate for Cause. Either Party shall have the right to terminate this Agreement for cause in any of the following events:

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

17.1.1 Termination for Material Breach. Without prejudice to any remedy or claim it may have against the other Party for material breach or non-performance of this Agreement, either Party shall have the right to terminate this Agreement for cause in the event that the other Party fails to materially comply with or perform any material provision of this Agreement (the “Breach”) in accordance with the following provisions:

(A) The terminating Party shall notify the terminated Party of any such Breach in writing, specifying such Breach in reasonable detail and stating its intention to terminate this Agreement for cause (the “Reminder”).

(B) In the event that the terminated Party either (i) if the Breach is of such a nature that it can be reasonably expected to be cured within a [ * ] period (for example, as with an obligation to make payment of monies), fails to cure such Breach within a period of [ * ] following receipt by the terminated Party of such Reminder (the “Remedy Period”), or (ii) if the Breach is of such a nature that it cannot be reasonably expected to be cured within a [ * ] period, if the terminated Party fails to establish to the reasonable satisfaction of the terminating Party that it is diligently and actively pursuing a cure at the expiration of such Remedy Period, , the terminating Party shall be entitled to terminate this Agreement within a period of [ * ] following the expiry of such Remedy Period with immediate effect by giving the terminated Party related written notice.

(C) In the event that the terminated Party, under the circumstances referred to under (ii) of Section 17.1.1.B above, can establish to the reasonable satisfaction of the terminating Party that it is diligently and actively pursuing a cure at the expiration of the Remedy Period, then such Remedy Period shall be extended for so long as a cure is being diligently and actively pursued, such extension not to exceed [ * ] in the aggregate (the “Extended Remedy Period”). For clarity, the Remedy Period and the Extended Remedy Period together shall not exceed [ * ].

(D) In the event that the terminated Party shall not have cured the Breach pursuant to Section 17.1.1.C above at the end of such Extended Remedy Period, the terminating Party may exercise its termination right for Breach within a period of [ * ] following the expiry of such Extended Remedy Period by giving the terminated Party related written notice.

17.1.2 Termination for Reasons of Insolvency or Termination of Business Activities. Either Party shall be entitled to terminate this Agreement if the other Party becomes insolvent or is subject of a petition in bankruptcy whether voluntary or involuntary or of any other proceeding under bankruptcy, insolvency or similar laws, or if this Agreement is assigned by such other Party for the benefit of creditors. Such termination right may be exercised within a term of [ * ] following the date as of which the Party entitled to terminate receives knowledge of such insolvency or termination of business activities by the other Party, by giving the terminated Party related written notice

17.1.3 Termination for Medical or Regulatory Reasons. GILEAD shall be entitled to terminate this Agreement in case of medical or regulatory reasons which prevent the use of Finished Product in humans or in case approval of Finished Product is rejected or withdrawn by EU or foreign Regulatory Agencies or in case of other serious safety reasons and GILEAD has undertaken serious attempts to remove the reasons therefore.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

17.2 Financial Consequences in Case of Termination. Upon expiration or termination of this Agreement GILEAD shall, to the exclusion of other financial obligations of GILEAD except as specifically provided for herein: (i) purchase, at APO’s cost, the Inventory applicable to the Product which was purchased, produced or maintained by APO in contemplation of filling Binding Orders and that is suitable for production of Product; (ii) purchase from APO all undelivered Products already firmly ordered in accordance with the ordering terms of Section 6.2, at the price in effect at the time the Binding Order was placed; and (iii) satisfy the purchase price payable pursuant to APO’s orders with suppliers of Components, provided such orders were made by APO in reliance on Binding Orders. The provisions of this Agreement relating to delivery, acceptance, rejection and payment or and for Product shall govern delivery and purchase of such Product under (ii) and (iii).

If the Agreement is terminated by GILEAD pursuant to Section 17.1.1 as a result of a Breach by APO or pursuant to Section 17.1.3, GILEAD agrees to purchase such of the items referred to in (i), (ii) and (ii) above as it determines, acting reasonably, can be used by it.

17.3 Return of Stocks of API. In case of the expiration or termination of this Agreement for any reason whatsoever, APO shall, at GILEAD’s request and option, return to GILEAD or its designee or destroy all stocks of API remaining at APO, the costs of transportation or destruction to be borne by GILEAD, or, in the case of a termination of this Agreement by GILEAD pursuant to Section 17.1.1 as a result of a Breach by APO or pursuant to Section 17.1.3, by APO.

17.4 Termination of Manufacturing License. Effective upon the expiration or termination of this Agreement for any reason whatsoever, the Manufacturing license granted by GILEAD to APO under Section 3.1 shall terminate, and the rights of each Party to Information and Know-How of the other Party shall expire with immediate effect. APO shall either, at GILEAD’s option, return or destroy all Information and Know-How of GILEAD and all copies, extracts, summaries and derivatives thereof, in its possession and shall certify to GILEAD the completion thereof.

SECTION 18

NOTICES

Unless otherwise specified herein, any notice or other communication required or permitted to be given under this Agreement may be delivered personally or be sent by prepaid certified or registered post, courier or facsimile transmission (with receipt acknowledged or confirmed) addressed to the Party addressed as follows:

If to GILEAD:     [ * ]

Gilead Sciences Inc.

333 Lakeside Drive

Foster City, CA 94404

USA

Fax No.: [ * ]

Tel. No.: [ * ]

Email: [ * ]

with a copy to:    Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

USA

Attention: Vice President and General Counsel

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Fax No.: [ * ]

and

if to APO:            [ * ]

Tel. No.: [ * ]

Fax No.: [ * ]

Email: [ * ]

with a copy to:    [ * ]

Tel. No.: [ * ]

Fax No.: [ * ]

Email: [ * ]

and any such notice or other communication shall be deemed to be effective upon receipt by the Party to which it is addressed if received during a Working Day or otherwise at the start of the next Working Day. Any Party may change the address to which notice is to be given as provided herein by giving the other Party related written notification.

SECTION 19

DISPUTE RESOLUTION AND GOVERNING LAW

19.1 Disputes. In the event of any dispute, claim, question or disagreement arising out of or relating to this Agreement (a “Dispute”), the Parties shall use all reasonable efforts to settle such Dispute by amicable negotiations within a period of [ * ] of one Party giving notice of the Dispute to the other Party.

19.2 Arbitration. Should the Parties not manage to settle the dispute by amicable negotiations within the such period of [ * ], all disputes shall be finally settled under the rules of conciliation and arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators, reasonably fluent in English, one appointed by each of the Parties and the third one, who shall act as Chairman, by the other two arbitrators, or, in the event of their failure to reach agreement within [ * ] of the appointment, in accordance with the Rules. The arbitration procedure will take place in Geneva and will be conducted in the English language. The decision of the arbitrators will be final and binding upon the Parties.

19.3 Governing law. This Agreement shall be construed and enforced in accordance with the laws of Switzerland.

SECTION 20

ASSIGNMENT AND SUBCONTRACT

20.1 Assignment. This Agreement may be assigned by GILEAD provided that: (i) GILEAD shall inform APO of said assignment in writing and in advance; and (ii) any assignee shall covenant in writing with APO to be bound by the terms of this Agreement. APO may assign this Agreement to subsidiaries of APO only with prior written agreement by GILEAD which agreement shall not be unreasonably withheld.

20.2 Subcontract. APO may subcontract, in whole or in part, to third parties the performance of the activities contemplated under Section 3 above entrusted to it by this Agreement, provided that APO shall bear any additional costs possibly related to this appointment. In any event, before subcontracting the performance of the aforesaid activities to third parties, APO must first receive written consent from GILEAD.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

20.3 [ * ] shall be APO’s counterparty to for [ * ] supplies of Product, and [ * ] will have the rights and obligations of GILEAD hereunder to the extent pertaining to [ * ] supplies of Products. [ * ] shall be APO’s counterparty to for [ * ] supplies of Product and will have the rights and obligations of GILEAD hereunder to the extent pertaining to [ * ] supplies of Products.

SECTION 21

FORCE MAJEURE

21.1 Force Majeure. Neither Party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by a cause or contingency beyond such Party’s reasonable control, including, but not limited to riots, wars, fires, floods, storms, strikes (excluding strikes and work slow-downs that affect APO but not the German pharmaceutical manufacturing sector generally), interruption of energy supply, or compliance with any order or regulation of any government entity which is not due to any failure or non-compliance of the Party affected. A Party claiming a right to excused performance under this Section 21 shall immediately notify the other Party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance and shall indicate its consequences from the stand point of the fulfilment of contractual obligations. The Party affected by an event of force majeure must use and continue to use every effort in order to continue to perform this Agreement and, subject to the following paragraph, if absolutely necessary the Parties shall co-operate in order to agree upon terms and conditions different from those contained herein, for the continuance of the Agreement itself for the entire period of time the event of force majeure continues. Should the event of force majeure extend for more than [ * ], each of the Parties shall be entitled to terminate this Agreement by giving [ * ] written notice thereof to the other Party. Such notice shall indicate, inter alia, the date provided for the termination of the Agreement.

SECTION 22

WAIVER

A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. The tolerance by either of the Parties, even if continued or repeated, of breaches by the other Party of provisions contained in any clause of this Agreement shall not constitute a waiver nor it may in any way affect the validity of the clause being breached, so long as the breach is contested within [ * ] of the date of the event by way of registered letter with return receipt.

SECTION 23

NO PARTNERSHIP

The relationship established hereby between GILEAD and APO is in all respects a commercial relationship. Nothing herein shall be construed as imposing any fiduciary obligations on either Party, or as establishing any partnership or joint venture between the Parties, or as rendering one Party an agent of the other.

SECTION 24

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties with reference to the subject matter hereof and supersedes any prior agreements with respect to such subject matter. Any modification, amendment or supplement to this Agreement must be in writing and signed by

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

authorized representatives. The “WHEREAS” and the documents attached as Schedules to this Agreement form an integral and substantial part of this Agreement. The headings to the Sections of this Agreement are for convenience only and shall be disregarded in interpreting and construing this Agreement.

SECTION 25

SEVERABILITY

In the event of the invalidity of any provisions of this Agreement or of this Agreement containing any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The Parties will in good faith replace an invalid provision or fill any gap with valid provisions, which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the Parties’ presumable intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities.

SECTION 26

SURVIVAL

The termination or expiration of this Agreement for any reason whatsoever shall be without prejudice to any obligations or rights on the part of either Party which have accrued prior to such termination, and shall not affect or prejudice the following provisions of this Agreement which shall survive such termination or expiration: Title to API, Section 2.6; Destruction of Defective API, Section 2.10; Defective Product, Section 8; General Information Duties, Section 12; Warranties, Section 13; Indemnification, Section 14; Confidentiality, Section 15; Financial Consequences in Case of Termination, Section 16.2; Return of Stocks of API, Section 16.3; Termination of Manufacturing License, Section 16.4; Notices, Section 17; Dispute Resolution and Governing Law, Section 18; Waiver, Section 21; Entire Agreement, Section 23; Severability Section 24; and Survival, Section 25.

SECTION 27

EXECUTION BY COUNTERPART

This Agreement may be executed by the Parties in two counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Parties’ respective duly authorized representatives.

Gilead Sciences Limited	ALTANA Pharma Oranienburg GmbH

/s/ Anthony Caracciolo	/s/ Joem-Michael Keck .
Anthony Caracciolo, Director	Dr. Joern-Michael Keck, General Manager

Gilead Sciences, Inc.

/s/ Anthony Caracciolo 11/10/05	/s/ Hans-Jochim Kaatz 11/08/05
Anthony Caracciolo, Sr. Vice President	Hans-Joachim Kaatz, General Manager

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedules to this Agreement:

Schedule “A”:	Annual Contract Order
Schedule “B”:	Agreement Product Specifications
Schedule “C”:	Batch Coding System
Schedule “D”:	Dispatch Labeling of APO
Schedule “E”:	Shipment Instructions
Schedule “F”:	Manufacturing Line [ * ]
Schedule “G”:	Capital Expenditure and Equipment

Product Appendix 1:	Tenofovir Disoproxil Fumarate Tablets, 300 mg
Exhibit A: Drug Substance and Excipient Specifications
Exhibit B: Pricing Schedule
Exhibit C: Manufacturing Loss Compensation Schedule

Product Appendix 2:	Emtricitabine 200 mg and Tenofovir Disoproxil Fumarate 300 mg Tablets
Exhibit A: Drug Substance and Excipient Specifications
Exhibit B: Pricing Schedule
Exhibit C: Manufacturing Loss Compensation Schedule

Product Appendix 3:	[ * ] [ * ]mg, [ * ] [ * ]mg and Tenofovir Disoproxil Fumarate [ * ]mg Tablets
Exhibit A: Drug Substance and Excipient Specifications
Exhibit B: Pricing Schedule
Exhibit C: Manufacturing Loss Compensation Schedule

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule “A”

Annual Contract Order

between

Gilead Sciences Limited

Unit 13, Stillorgan Industrial Park

Blackrock, Co. Dublin, Ireland

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

USA

(“Gilead”)

and

ALTANA Pharma Oranienburg GmbH

Lehnitzstr. 70-98

16515 Oranienburg

Germany

(“APO”)

1. General. This Annual Contract Order is an appendix of the Toll Manufacturing Agreement between Gilead and APO made effective as of November 1, 2005. The parties define and agree on a rough cut capacity planning, minimum purchase quantities for a [ * ] years horizon and costs for idle capacity and reserve capacities.

In case of any conflict between the Toll Manufacturing Agreement and the Annual Contract Order, the content and agreements of the Toll Manufacturing Agreement shall be binding.

Gilead and APO will up-date the Annual Contract Order on regular basis during [ * ] of each calendar year. The next up-date will take place in year 2006.

2. Rough Cut Capacity Planning 2006-2008.

Gilead requires production capacities from APO for the years 2006, 2007 and 2008 as follows:

Table 1: Rough Cut Capacity Planning, as of Sep 2005

RCCP Gilead	2006	2007	2008	2009	2010
1. Annual Production Demand [batches] For guidance only
Viread {batches of [ * ] kg}	[ * ]	[ * ]	[ * ]
Truvada {batches of [ * ] kg}	[ * ]	[ * ]	[ * ]
Triple Combo {batches of [ * ] kg}	[ * ]	[ * ]	[ * ]
2. Minimum Purchase Quantity {batches of [ * ] kg equivalent}	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
3. Reserve Capacity {batches}	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
4. Total capacity requirement	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

*	Years 4 and 5 provided for guidance only

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.1 Minimum Purchase Quantity.

Gilead agrees to guarantee the yearly minimum volumes of purchases of Products as defined in Table 1, No. 2 (see also Toll Manufacturing Agreement section 5.1).

In return, APO will accept binding purchase orders as long as purchase volumes do not exceed [ * ] (see also Toll Manufacturing Agreement section 6.3).

To ensure sufficient flexibility in demand planning, APO agrees to accept binding purchase orders, which [ * ]

2.3. Reserve Capacity.

APO and Gilead agree that Gilead has access to Reserve Capacities as defined in Table 1, No. 3. For this purpose, both parties will agree on measures to ensure that sufficient equipment capacities are in place.

For year 2006, APO will guarantee access to reserve capacity of total [ * ] batches at existing equipment base.

For years 2007 and 2008, Gilead agrees that the investments in new equipment as laid down in Toll Manufacturing Agreement, Schedule G, Attachment 1 are [ * ].

Within the Long Term Rolling Forecast (see Toll Manufacturing Agreement, section 5.2), Gilead has to inform APO in month M that Reserve Capacity shall be utilized for production in month M+[ * ] (i.e. lead time of [ * ]). Based on this information, APO will initiate necessary measures (e.g. hiring and qualification of personnel) to realise the increase in production by month M+[ * ].

In case Gilead will utilise Reserve Capacity for production, Gilead will increase the capacity demand for a time period of a [ * ].

3. Idle Capacity Cost.

In the event that Gilead does not order Product to fully utilise the capacity as defined as annual Minimum Purchase Quantity, APO will invoice Gilead for idle capacity at a rate of [ * ].

APO shall issue invoices for Idle Capacity Costs to Gilead on an annual basis.

4. Reserve Capacity Cost.

In the event that Gilead does not fully utilise the additional reserve capacity requirements within a time period of [ * ] as described in section 2.3, Gilead agrees to pay APO Reserve Capacity Costs at a rate of [ * ] (based on [ * ] kg batches). In order to allow for planning uncertainty and flexibility, APO agrees that Gilead will only be invoiced for Reserve Capacity Cost if the volume of purchase orders is lower than [ * ] of the forecasted reserve capacity requirements.

APO shall issue invoices for Reserve Capacity Costs to Gilead on an annual basis.

Gilead Sciences Limited	ALTANA Pharma Oranienburg GmbH

/s/ Anthony Caracciolo	/s/ Joem-Michael Keck /s/ Hans-Jochim Kaatz

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule “B”

Toll Manufacturing Agreement

Product Specifications

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule “C”

Toll Manufacturing Agreement

Batch Coding System

Batch coding will consist of a unique alpha-numeric code of not more than 8 characters. APO will assign each lot number prior to manufacturing and reflect that number on the purchase order confirmation sent to Gilead for the batches requested at that time.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule “D”

Toll Manufacturing Agreement

Dispatch Labeling of APO

The labelling of the shipping carton of Products shall include the following information:

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule “E”

Toll Manufacturing Agreement

Shipment Instructions

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule “F”

Toll Manufacturing Agreement

Manufacturing Line [ * ]

[ * ] of API [ * ]

1. Manufacturing Line [ * ]

The Parties have set forth below the total [ * ] of API allowable per [ * ] under the Manufacturing line [ * ] after completion of the production of [ * ]. Other than in cases where APO has failed to [ * ], APO shall not be required to [ * ] GILEAD based on [ * ] or API Manufacturing line [ * ] for the [ * ] batches.

In addition, the following aspects have to be considered:

•	Given that the API source might have an impact on the production process, [ * ] will be [ * ] by APO for a [ * ] API-source before [ * ] with the API-source were produced at APO.

•	Each change of the manufacturing process, which requires a new validation and is of a nature that it is likely to change the Manufacturing line [ * ] will lead to the same procedure and a new agreement concerning the acceptable line [ * ] as described in the product-specific appendices. In such event, the determination of the total [ * ] of API allowable per [ * ] as set forth below shall not be changed unless it this would cause an inequitable result, in which case the Parties will agree in good faith upon an appropriate means to determine such total [ * ] allowable. If the Parties disagree as to whether a change is likely to change the Manufacturing line [ * ], they will agree in good faith as to whether to reach a new agreement regarding acceptable line [ * ] pursuant to this Schedule “F”.

A. Initial Allowable Manufacturing Line [ * ] per [ * ]: the initial allowable Manufacturing line [ * ] shall be equal to [ * ] not subject to deviation that are produced under this Agreement, minus the allowing [ * ].

B. [ * ] Manufacturing Line [ * ]: At the end of every [ * ], the allowable manufacturing line [ * ] shall be adjusted to be equal to [ * ] not subject to deviation that are produced under this Agreement [ * ] minus the [ * ] applicable at that time according to section A.

C. [ * ] Arrangement: the [ * ] arrangement will start with the first batch, that is produced after the allowable manufacturing line [ * ] has been determined based on the [ * ] batches pursuant to section A.

D. [ * ] Procedure: the [ * ] calculation will consider a period of time of [ * ] by the following procedure, using the allowable Manufacturing line [ * ] determined pursuant to sections A or B as applicable:

i.	If the actual Manufacturing line [ * ] for batches Manufactured during an [ * ] period is [ * ] than the allowed Manufacturing line [ * ], this period will [ * ].

ii.	If the actual Manufacturing line [ * ] for batches Manufactured during the [ * ] period is [ * ] than the allowed Manufacturing line [ * ], [ * ] pursuant to Section 2.7 for [ * ] Manufacturing line [ * ].

iii.	[ * ] up to the [ * ] will be subject to [ * ] pursuant to section 2.7.

iv.	As the [ * ] for API may fluctuate over time, on an annual basis GILEAD may determine an adjustment to the API [ * ] to reflect such [ * ] in the [ * ] period prior to such adjustment. Such adjusted API [ * ] shall apply under this Schedule F solely on a prospective basis. APO shall have the right to audit the methodology employed by GILEAD to determine an adjusted [ * ] for API.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule “G”

Toll Manufacturing Agreement

Capital Expenditure and Equipment

1.	Expenditures:

[ * ]

2.	Equipment:

[ * ]

3.	Use of Equipment / Ownership Transfer

[ * ]

4.	Maintenance of Equipment

[ * ]

5.	Training:

[ * ]

6.	Title and Risk of Loss of Equipment:

[ * ]

7.	Extra Installation Costs:

[ * ]

8.	Fee Adjustment:

[ * ]

9.	Currency:

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Attachment 1

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PRODUCT APPENDIX 1 – TENOFOVIR DISOPROXIL FUMARATE TABLETS

EXHIBIT A

DRUG SUBSTANCE and EXCIPIENT SPECIFICATIONS

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PRODUCT APPENDIX 1 – TENOFOVIR DISOPROXIL FUMARATE TABLETS

EXHIBIT B

PRICING SCHEDULE

2006

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PRODUCT APPENDIX 1 – TENOFOVIR DISOPROXIL FUMARATE TABLETS

EXHIBIT C

Manufacturing [ * ]

FOR 2006

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PRODUCT APPENDIX 2 – EMTRICITABINE AND TENOFOVIR DISOPROXIL FUMARATE TABLETS

EXHIBIT A

DRUG SUBSTANCE AND EXCIPIENT SPECIFICATIONS

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PRODUCT APPENDIX 2 – EMTRICITABINE AND TENOFOVIR DISOPROXIL FUMARATE TABLETS

EXHIBIT B

PRICING SCHEDULE

2006

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PRODUCT APPENDIX 2 – EMTRICITABINE AND TENOFOVIR DISOPROXIL FUMARATE TABLETS

EXHIBIT C

Manufacturing

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PRODUCT APPENDIX 3 – EFAVIRENZ, EMTRICITABINE AND TENOFOVIR DISOPROXIL FUMARATE

TABLETS

EXHIBIT A

DRUG SUBSTANCE AND EXCIPIENT SPECIFICATIONS

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PRODUCT APPENDIX 2 – EFAVIRENZ, EMTRICITABINE AND TENOFOVIR DISOPROXIL FUMARATE

TABLETS

EXHIBIT B

PRICING SCHEDULE

2006

(Final pricing to be set after completion of scale-up activities)

[ * ]

*	Pricing based on nominal batch size of [ * ]; manufacturing lot size [ * ].

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PRODUCT APPENDIX 2 – EMTRICITABINE AND TENOFOVIR DISOPROXIL FUMARATE TABLETS

EXHIBIT C

Manufacturing [ * ]

FOR 2006

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.